                                                                     EXHIBIT 4.8

                                                               [EXECUTION COPY]


                                 AMENDMENT NO. 3

    AMENDMENT NO. 3 dated as of March 10, 2000, among CLIENTLOGIC CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (f/k/a ClientLogic Holding Corporation) (the "Company"); each of the Subsidiaries of the Company identified under the caption "Subsidiary Guarantors" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, collectively with the Company, the "Obligors"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and TORONTO DOMINION (TEXAS), INC., a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

    The Company, the Subsidiary Guarantors, the Lenders and the Agent are parties to a Credit Agreement dated as of May 25, 1999 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by said Lenders to the Company in an aggregate principal or face amount not exceeding $40,000,000. The Company, the Subsidiary Guarantors, the Lenders and the Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:


    Section 1. Definitions. Except as otherwise defined in this Amendment No. 3, terms defined in the Credit Agreement are used herein as defined therein.


    Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

    2.01. Definitions -- Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions (to the extent not currently included in the Credit Agreement) and inserting the same in the appropriate alphabetical locations, and by amending the following definitions (to the extent currently included in the Credit Agreement) as follows:

        "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and the Subordination Agreement.

        "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any capital stock,
    (ii) any Equity Rights (other than Equity Rights issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such Equity Rights) or (iii) any other security or instrument representing an equity interest (or

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    the right to obtain any equity interest) in the Company or any of its
    Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that an Equity Issuance shall not include (v) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company, (w) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company,
    (x) any capital contribution to the Company or any of its Subsidiaries made for the purpose of effecting a Permitted Acquisition, (y) any such issuance or sale in respect of Equity Rights listed on Schedule 8.13, and (z) cash payments in lieu of issuing fractional shares in an aggregate of amount not to exceed $25,000.


        "Net Available Proceeds" shall mean, with respect to any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance, net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and net of any payments required to be made in connection with such Equity Issuance in respect of the Onex Finance Credit Agreement.

        "Subordination Agreement" shall mean a Subordination Agreement among the holders of the Subordinated Bridge Debt, the Obligors, the Agent and the agent under the Onex Finance Credit Agreement, in substantially the form of Exhibit A hereto, as the same shall be modified and supplemented and in effect from time to time.

        "Subordinated Bridge Debt" shall mean Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding, with a scheduled maturity no earlier than May 26, 2006.

         2.02. Additional Mandatory Prepayment Event -- Section 2.10(b) of the Credit Agreement shall be amended by retitling the caption to read "(b) Excess Cash Flow and Equity Issuances."; a "(i)" shall be inserted immediately prior to the first sentence thereof; and the following new clause (b)(ii) shall be added thereto:

        (ii) On the date that any Equity Issuance shall occur, the Company shall prepay Loans (and, to the extent provided in clause (e) below, provide cover for Letter of Credit Liabilities), (but the Commitments shall not be subject to automatic reduction), in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (d) of this Section 2.10."

    2.03. Amendment to Negative Pledge -- Section 9.06 of the Credit Agreement shall be amended by deleting the word "and" at the end of clause (m) thereof, replacing the period at the end of clause (n) thereof with "; and" and by adding the following new clause (o):
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        "(o) Liens securing the Subordinated Bridge Debt, so long as (a) such
    Liens are created no earlier than six months after the incurrence of any Subordinated Bridge Debt, and (b) such Liens are junior and subordinate to the Liens created pursuant to the Security Documents."

    2.04. Amendment to Indebtedness Covenant -- Section 9.07 of the Credit Agreement shall be amended by deleting the word "and" at the end of clause (k) thereof, replacing the period at the end of clause (l) thereof with a semi-colon and by adding the following new clauses (m) and (n):

        "(m) Subordinated Bridge Debt; and

        (n) Indebtedness in an aggregate principal amount not to exceed Cdn$4,000,000 representing advances made to ClientLogic Canada Corporation by the Province of New Brunswick (or any agency or instrumentality of the Province of New Brunswick)."


    2.05. Amendment to Minimum Cash Flow Covenant -- Section 9.20 of the Credit Agreement shall be amended by (a) replacing the figure "$10,000,000" therein with the figure "$8,000,000" and (b) replacing the figure "$850,000" therein with the figure "$0."


    2.06. Amendment to Schedule 8.13 -- Schedule 8.13 of the Credit Agreement shall be amended by deleting it in its entirety and replacing same with Schedule
8.13 hereto.


    Section 3. Representations and Warranties. Each of the Obligors represents and warrants to the Lenders that (a) the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said
Section 8 to "this Agreement" included reference to this Amendment No. 3 and (b) as of the date hereof, no Default is continuing.


    Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

    4.01. Execution by All Parties. This Amendment No. 3 shall have been executed and delivered by each of the parties hereto.

    4.02. Subordination Agreement. The Agent and each Lender shall have received copies of the Subordination Agreement, duly executed and delivered by the parties thereto.

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    Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.



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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

                                         CLIENTLOGIC CORPORATION



                                         By /s/ MARK R. BRIGGS
                                           ------------------------------------
                                           Title:



                                         SUBSIDIARY GUARANTORS

                                         LCS INDUSTRIES, INC.



                                         By /s/ MARK R. BRIGGS
                                           ------------------------------------
                                           Title:



                                         CATALOG LIQUIDATORS, INC.



                                         By /s/ MARK R. BRIGGS
                                           ------------------------------------
                                           Title:



                                         LCS CANADA, INC.



                                         By /s/ MARK R. BRIGGS
                                           ------------------------------------
                                           Title:



                                         CATALOG RESOURCES, INC.



                                         By /s/ MARK R. BRIGGS
                                           ------------------------------------
                                           Title:



                                         SPEC HOLDINGS, INC.


                                         By /s/ MARK R. BRIGGS
                                           ------------------------------------
                                           Title:

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                                         THE SPECIALISTS LTD.



                                         By  /s/ MARK R. BRIGGS
                                           ------------------------------------
                                           Title:



                                         COMPUTER MARKETING SYSTEMS INC.



                                        By   /s/ MARK R. BRIGGS
                                           -------------------------------------
                                            Title:



                                        CLIENTLOGIC OPERATING CORPORATION



                                        By   /s/ MARK R. BRIGGS
                                           ------------------------------------
                                            Title:




                                        CLIENTLOGIC INTERNATIONAL HOLDING, INC.



                                        By  /s/ STEVEN M. KAWALICK
                                          --------------------------------------
                                           Title:



                                        MARKETVISION, INC.



                                        By  /s/ MARK R. BRIGGS
                                           -------------------------------------
                                            Title:



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                                        LENDERS

                                        TORONTO DOMINION (TEXAS), INC.



                                        By /s/ DIANE BAILEY
                                          --------------------------------------
                                           Title:



                                        THE BANK OF NOVA SCOTIA



                                        By /s/ [ILLEGIBLE]
                                          --------------------------------------
                                           Title:



                                        AGENT

                                        TORONTO DOMINION (TEXAS), INC.,
                                        as Agent



                                        By /s/ DIANE BAILEY
                                         -------------------------------------
                                           Title: